             [Letterhead of Cayer Prescott Clune & Chatellier, LLP]

                                                                                                        May 9, 2001

Mr. Craig Thompson, CFO
CDX.COM, Incorporated
C/O DataStream Global Communication
4200 Wisconsin Avenue
NW 4th Floor
Washington,  D.C.  20016

Mr. Thomas MacNamara, Esq.
2909 Bay to Bay Blvd.
Suite 309
Tampa,  FL  33629

Dear Sirs:

         We have read the SEC Form 8-K for CDX.COM, Incorporated dated May 9, 2001 and agree with the statements contained under Item 4 CHANGES IN REGISTRANT'S CERTIFYING
ACCOUNTANT.

                                         Sincerely,

                                         CAYER PRESCOTT CLUNE & CHATELLIER, LLP

                                         /s/ James J. Prescott
                                         James J. Prescott, CPA
                                         Partner